Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 dated July 11, 1996 (Registration No. 333-09139) and December 23, 1999 (Registration No. 333-03503) of our report dated March 7, 2003 relating to the consolidated statements of operations, changes in stockholders’ (deficiency), cash flows and supplemental schedule for the six-month period ended December 28, 2002 and for each of the two years in the period ended June 29, 2002 appearing in this Form 10-K.

/s/ BDO Seidman, LLP

Woodbridge, New Jersey
April 15, 2005